Exhibit 16.1

May 13, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commission:

We have read the statements under the heading “Business – Independent Accountant” in the information statement attached to Cryptyde, Inc.’s Registration Statement Form 10-12B (File No. 001-41033), and the amendments thereto, and agree with the statements made by Cryptyde, Inc. under such heading as they relate to our firm and respond to Item 304(a) of Regulation S-K.

Very truly yours,

/s/ Marcum LLP

Marcum LLP

Marcum LLP ■ 730 Third Avenue ■ 11th Floor ■ New York, New York 10017 ■ Phone 212.485.5500 ■ Fax 212.485.5501 ■ marcumllp.com